Exhibit 99.1

Signature Page

KKR DREAM HOLDINGS LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR DREAM AGGREGATOR L.P.	04/07/2026
By: KKR Dream Aggregator GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR DREAM AGGREGATOR GP LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS FUND XII (DREAM) L.P.	04/07/2026
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII (DREAM) BLOCKER PARENT L.P.	04/07/2026
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII EEA (DREAM) BLOCKER PARENT L.P.	04/07/2026
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII (DREAM II) BLOCKER PARENT L.P.	04/07/2026
By: KKR Associates Americas XII AIV L.P., its general partner
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES AMERICAS XII AIV L.P.	04/07/2026
By: KKR Americas XII AIV GP LLC, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMERICAS XII AIV GP LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR WOLVERINE I LTD.	04/07/2026
By: KKR Financial Management LLC, its portfolio manager

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary